Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul G. Gabos
(727) 530-7700

LINCARE HOLDINGS INC. ANNOUNCES FOURTH QUARTER

AND YEAR ENDED 2005 FINANCIAL RESULTS

Clearwater, Florida (February 13, 2006) — Lincare Holdings Inc. (NASDAQ:LNCR), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the fourth quarter and year ended December 31, 2005.

For the quarter ended December 31, 2005, revenues were $326.1 million, similar to revenues of $324.2 million for the fourth quarter of 2004. Net income for the quarter ended December 31, 2005, was $55.1 million, compared to net income of $72.7 million for the fourth quarter of 2004. Diluted earnings per share were $0.54 for the quarter ended December 31, 2005, compared with $0.68 diluted earnings per share for the comparable prior year period.

Revenues for the year ended December 31, 2005, were $1.267 billion, similar to revenues of $1.269 billion for the comparable period in 2004. Net income for the year ended December 31, 2005, was $213.7 million, compared to net income of $273.4 million for the prior year. Diluted earnings per share were $2.06 for the year ended December 31, 2005, compared with $2.60 diluted earnings per share for the comparable period last year.

The financial results for the quarter and year ended December 31, 2005 were negatively impacted by reductions in Medicare reimbursement for oxygen equipment that took effect on April 1, 2005, and for respiratory medications and certain items of durable medical equipment that took effect on January 1, 2005. The Company estimates that revenues in the fourth quarter and year ended December 31, 2005 were reduced by approximately $53.1 million and $188.2 million, respectively, as a result of these Medicare price changes. The Medicare price reductions offset the positive effect on revenues in the fourth quarter of 2005 over the comparable prior year period attributable to 12% internal growth and 5% acquisition growth, exclusive of the Medicare price reductions. For the year ended December 31, 2005, the Medicare price reductions offset the positive effect on revenues over the prior year attributable to 10% internal growth and 5% acquisition growth, exclusive of the Medicare price reductions.

During the fourth quarter of 2005, Lincare completed the acquisition of four companies with annual revenues of approximately $6.0 million. The acquired businesses were located in Louisiana, Missouri, Ohio and Texas. Lincare acquired 15 companies with annual revenues of approximately $68.0 million during the 2005 fiscal year.

Lincare added 12 new operating centers in the fourth quarter of 2005, all of which were derived from internal expansion. For the year ended December 31, 2005, Lincare added 79 new operating centers, with 45 derived from internal expansion and 34 derived from acquisitions. The total number of Lincare locations expanded to 883 at the end of 2005.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in 2005. We continue to gain market share in our core respiratory business while controlling costs and reinvesting capital to sustain growth.”

Mr. Byrnes added, “As the nation’s leading provider of chronic respiratory disease management therapies in the home setting, we serve a growing population of chronically ill seniors that require our continuous support throughout the progression of their disease. As a home-based provider of cost-efficient health care services to our nation’s seniors, we offer an attractive and preferred alternative that can avoid or delay higher-cost acute and facility-based care.”

Lincare generated $369.7 million of cash from operating activities during 2005. Investments of cash during the year included $103.9 million in net capital expenditures and $93.3 million in business acquisition expenditures. The Company repurchased 2.4 million shares of its common stock during the fourth quarter for $101.1 million, bringing the total number of shares repurchased in 2005 to 7.8 million shares for $321.9 million. Long-term obligations were $275.4 million and cash and short-term investments were $47.0 million at December 31, 2005.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to approximately 625,000 customers in 47 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third-party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operations of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(In thousands, except share and per share data)

	For the three months ended
	December 31, 2005	December 31, 2004
Net revenues	$326,148	$324,241

Costs and expenses:
Costs of goods and services	63,767	47,335
Operating expenses	76,359	65,669
Selling, general and administrative expenses	64,805	63,274
Bad debt expense	4,892	4,864
Depreciation expense	24,634	21,593
Amortization expense	417	396

Operating income	91,274	121,110

Interest and Other expense	2,132	2,521

Income before income taxes	89,142	118,589

Income taxes	34,047	45,881

Net income	$55,095	$72,708

Basic earnings per common share	$0.57	$0.72

Diluted earnings per common share	$0.54	$0.68

Weighted average number of common shares outstanding	96,861,438	100,456,939

Weighted average number of common shares and common share equivalents outstanding	103,938,408	108,220,874

	For the twelve months ended
	December 31, 2005	December 31, 2004
Net revenues	$1,266,627	$1,268,531

Costs and expenses:
Costs of goods and services	253,260	184,398
Operating expenses	295,420	264,447
Selling, general and administrative expenses	251,839	257,019
Bad debt expense	18,999	19,028
Depreciation expense	93,260	86,615
Amortization expense	1,682	1,537

Operating income	352,167	455,487

Interest and Other expense	9,101	15,084

Income before income taxes	343,066	440,403

Income taxes	129,370	166,975

Net income	$213,696	$273,428

Basic earnings per common share	$2.16	$2.74

Diluted earnings per common share	$2.06	$2.60

Weighted average number of common shares outstanding	98,913,289	99,681,086

Weighted average number of common shares and common share equivalents outstanding	106,305,534	107,222,522

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	December 31, 2005	December 31, 2004
Cash	$46,969	$225,789
Accounts Receivable, Net	144,130	137,891
Current Assets	198,681	377,855
Total Assets	1,666,873	1,721,064
Current Liabilities	93,811	132,415
Long-Term Obligations, including Current Maturities of Bank Debt	275,436	320,293
Stockholders’ Equity	1,137,876	1,166,325